Exhibit 10.2

RENEWAL REVOLVING CREDIT NOTE

(the “Note”)

$5,000,000.00	Effective Date: October 14, 2011

FOR VALUE RECEIVED, the undersigned borrowers, DEER VALLEY FINANCIAL CORP., a Florida corporation, DEER VALLEY CORPORATION, a Florida corporation and DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, jointly and severally (collectively the “Borrower”) promise to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”), at 201 E. Kennedy Blvd., Suite 1800, Tampa, Florida 33602, or at such other place as Lender may from time to time designate in writing, with payment due as provided herein and in the Revolving Credit Loan and Security Agreement dated October 14, 2009, as amended by Amendment dated April 7, 2010, and as amended of even date herewith (collectively the “Credit Agreement”), the principal sum not to exceed $5,000,000.00, or so much thereof as has been disbursed for advances hereunder. This Note partially renews and supersedes in its entirety that certain Revolving Credit Note dated effective October 14, 2009, in the principal amount of $7,500,000.00.

The Interest Rate shall be a variable rate at 400 basis points (4.00%) above the One-Month “LIBOR-Index Rate”, and shall be adjusted every month on each Interest Rate Determination Date with all such interest rate terms defined as set forth in “ADDENDUM A” attached hereto and made a part hereof.

Principal and interest shall be due and payable as follows:

(a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing November 1, 2011, and continuing on the same day of each month thereafter on the principal outstanding from time to time until the loan maturity date at which time the outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

(b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until this Note is terminated. At no time, however, shall the principal balance outstanding hereunder exceed $5,000,000.00.

If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

As provided in the Credit Agreement, the Note is to be utilized by Borrower on a revolving credit basis to provide display model financing for dealers.

Initials:

This Loan facility matures on October 14, 2013. If any letters of credit supported by this Loan facility are redeemed, the amount so redeemed is due on demand in accordance with the Credit Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement or in any other document or instrument delivered in connection therewith and following notice and the expiration of all cure periods (if any), all amounts then remaining unpaid on this Note may be declared to be immediately due and payable. Advances under this Note shall be requested by Borrower and evidenced as a debit to Borrower’s loan account.

Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Lender’s option first be applied to late charges, then to accrued interest, then to principal. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Lender to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

In the event that any payment of principal or interest is not made within ten (10) days after the date when due hereunder, it is hereby agreed that the Lender shall have the option of collecting five percent (5%) of the amount of each such delinquent payment; provided, however, such late fee shall not apply to the lump sum payment of the principal on the Maturity Date or the lump sum payment of principal upon acceleration. Said late charge and/or interest shall be immediately due and payable in full on demand by the Lender.

The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon a failure by Borrower to repay principal upon demand by Lender made not less than ten (10) days after the date due hereunder, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the “Default Interest Rate”. In addition to the rights described in this paragraph, Lender shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Lender. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

The terms and provisions of this Note are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that after default the maximum rate of interest charged under this Note not exceed the rate allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the “Maximum Rate”).

Initials:	2

In no event shall Lender have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Lender which would result in the rate of interest being charged or collected by the Lender being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Lender exceed the Maximum Rate (hereinafter called the “excess sum”) shall be credited as a payment of principal. If Borrower notifies Lender in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Lender during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Lender.

Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof, to the extent of such liability, hereby agree to pay all costs of collection, including reasonable attorneys’ fees and costs (including charges for paralegals and others working under the direction or supervision of Lender’s attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor’s proceedings or otherwise.

Borrower authorizes Lender, from time to time, to debit any account that Borrower may have with Lender in the name of Borrower, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Lender and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof. Borrower shall have no right of setoff against the Lender under this Note or any instrument securing this Note.

The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver of release of, any subsequent right, remedy or recourse as to a subsequent event.

Initials:	3

Borrower, for itself and its successors and assigns, hereby: (a) expressly waives any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) agrees that Lender, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Note.

BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER’S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

Borrower acknowledges that the above paragraph has been expressly bargained for by Lender as part of the loan evidenced hereby and that, but for Borrower’s agreement and the agreement of any other person liable for payment hereof, Lender would not have extended the loan for the term and with the interest rate provided herein.

If more than one party shall execute this Note, the term “Borrower”, as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its name on the day and year first above written.

THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

“BORROWER”

DEER VALLEY FINANCIAL CORP., a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its
Chief Financial Officer and Secretary

(CORPORATE SEAL)

DEER VALLEY CORPORATION,
a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its
Chief Financial Officer and Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation

By:	s/ Steve Lawler
John Steven Lawler, as its
Chief Financial Officer and Secretary

(CORPORATE SEAL)

This instrument was made, executed and delivered outside the State of Florida and no Florida Documentary Stamp Tax is due hereon in accordance with F.A.C. 12B-4.053(35)

Addendum A to Note

LIBOR Index Rate

SECTION 1

Definitions. As used in this Addendum, the following terms shall have the meanings set forth below:

“Bank” shall mean Fifth Third Bank and its successors and assigns.

“Borrower” shall collectively and individually refer to the maker of the attached note dated effective October 14, 2011 (“Note”). The terms of this Addendum are hereby incorporated into the Note and in the event of any conflict between the terms of the Note and the terms of this Addendum, the terms of this Addendum shall control.

“Business Day” shall mean, with respect to Interest Periods applicable to the LIBOR Rate, a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Inter-Bank Market.

“Interest Period” shall mean a period of one (1) month, provided that (i) the initial Interest Period may be less than one month, depending on the initial funding date and (ii) no Interest Period shall extend beyond the maturity date of the Note.

“Interest Rate Determination Date” shall mean the date the Note is initially funded and the first Business Day of each calendar month thereafter.

“LIBOR Rate” shall mean that rate per annum effective on any Interest Rate Determination Date which is equal to the quotient of:

(i) the rate per annum equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Bank, that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England time) two (2) Business Days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by the Bank to be the rate at which U.S. dollar deposits for the Interest Period, are offered to the Bank in the London Inter-Bank Market as of 11:00 A.M. (London, England time), on the day which is two (2) Business Days prior to the Interest Rate Determination Date, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Bank is subject with respect to any LIBOR loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Prime Rate” shall mean the publicly announced prime lending rate of the Bank from time to time in effect, which rate may not be the lowest or best lending rate made available by the Bank or, if the Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland, “Prime Rate” shall mean the Wall Street Journal Prime Rate, which is the Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time.

SECTION 2

Interest. The Borrower shall pay interest upon the unpaid principal balance of the Note at the LIBOR Rate plus the margin provided in the Note (which principal balance shall not include the Letter of Credit Obligations until such Letter of Credit Obligations are drawn upon and honored by the Bank, and remain unreimbursed by Borrower). Interest shall be due and payable as provided in the Note and shall be calculated on the basis of a 360 day year and the actual number of days elapsed. The interest rate shall remain fixed during each month based upon the interest rate established pursuant to this Addendum on the applicable Interest Rate Determination Date.

SECTION 3

Additional Costs. In the event that any applicable law or regulation or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall change the basis of taxation of payments to the Bank of any amounts payable by the Borrower hereunder (other than taxes imposed on the overall net income of the Bank) or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to the Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Note or to reduce any amount receivable by the Bank hereunder, and the Bank determines that such increased costs or reduction in amount receivable was attributable to the LIBOR Rate basis used to establish the interest rate hereunder, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs (the “Additional Costs””). A detailed statement as to the amount of such Additional Costs, prepared in good faith and submitted to the Borrower by the Bank, shall be conclusive and binding in the absence of manifest error.

SECTION 4

Unavailability Of Dollar Deposits. If the Bank determines in its sole discretion at any time (the “Determination Date”) that it can no longer make, fund or maintain LIBOR based loans for any reason, including without limitation illegality, or the LIBOR Rate cannot be ascertained or does not accurately reflect the Bank’s cost of funds, or the Bank would be subject to Additional Costs that cannot be recovered from the Borrower, then the Bank will notify the Borrower and thereafter will have no obligation to make, fund or maintain LIBOR based loans. Upon such Determination Date the Note will be converted to a variable rate loan based upon the Prime Rate. Thereafter the interest rate on the Note shall adjust simultaneously with any fluctuation in the Prime Rate.

“BORROWER”

DEER VALLEY FINANCIAL CORP.,
a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its
Chief Financial Officer and Secretary

(CORPORATE SEAL)

DEER VALLEY CORPORATION,
a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its
Chief Financial Officer and Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC.,
a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its
Chief Financial Officer and Secretary

(CORPORATE SEAL)